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                                                                   Exhibit 10.17

BUY-SELL AGREEMENT

         This Agreement made and entered into this 27 day of February, 1997 by and between Bob Swartz (hereinafter referred to individually as "Shareholder") and International Total Services, Inc., an Ohio corporation having its principal place of business at 5005 Rockside Road, Cleveland, Ohio 44131 (hereinafter referred to as "Corporation").

RECITALS

         WHEREAS, the Shareholder is the beneficial owner and holder of record of issued and outstanding common stock of the Corporation, and the individual ownership is as follows:

                  Shareholder                        Number of Shares
                  Bob Swartz                               .75

         WHEREAS, it is the desire of the Corporation and the Shareholder in order to provide for the continuity and harmonious management in the affairs of the Corporation that ownership of this share in the Corporation shall be retained by the Shareholder of the Corporation; and

         WHEREAS, the Shareholder in consideration hereof desire to place certain restrictions on the right of the Shareholder to sell or otherwise dispose of his shares during his term of employment, and further to provide for the purchase by the Corporation of the stock of a deceased Shareholder and to avoid deadlock in control of the Corporation.

         NOW, THEREFORE, the parties agree:

         A. No shareholder shall offer or transfer any shares or interests therein by sale, gift, exchange, assignment, pledge, contribution to a trust or otherwise except with prior written consent of the Corporation and compliance with the provisions hereinafter set forth.

         B. A Shareholder desiring to sell or transfer all or any part of the shares owned by said Shareholder shall first give written notice to the Corporation and to the other Shareholders for any such proposed sale or transfer, such notice shall state the name and address of the proposed transferee, the number of shares, the price, terms of payment and conditions of such proposed sale or transfer.

         C. The Corporation shall have the exclusive option for a period of ninety (90) days after receipt of such notice in which to purchase, and to the extent the company does not exercise its said option, the remaining Shareholders shall have the exclusive option for a period of sixty (60) days next succeeding the expiration of the first ninety (90) day option period to purchase the shares so proposed to be sold or transferred by the Shareholder giving notice, at the price stated in such notice, or at the price determined under the provisions of Paragraph 5 hereof, whichever is less. The right of the other Shareholders to purchase such stock offered for sale shall be in the percentage their respective stock ownership in the Corporation is to all the outstanding stock of the Corporation, exclusive of the shares owned by the selling or transferring Shareholder. If any Shareholder fails to exercise his option to purchase shares or any portion thereof within said sixty (60) days, the remaining Shareholder(s), if any, shall have an additional thirty (30) days in which to purchase the shares or any

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portion thereof covered by said option, under the same terms as otherwise stated
herein. The above mentioned options shall be exercised by giving written notice thereof to the selling Shareholder, to the Corporation, and to any other Shareholder. If an option is exercised, the party exercising same shall also specify a choice of the alternate methods of payment of the purchase price which are provided for in Paragraph 6 hereof and a date for closing which shall be not more than thirty (30) days after date of exercise of option. To the extent the Corporation nor the other Shareholder(s) do not elect to exercise the aforesaid options, then the offering Shareholder shall be free, for an ensuing period of thirty (30) days from and after the expiration of the Option periods herein provided, to sell the shares in the Corporation to the third party, free and clear, provided the following conditions are satisfied (i) the purchase price is no higher than set forth in the original notice to the Corporation and the other
Shareholders: (ii) the purchase would not contravene the Corporation's Articles of Incorporation: and (iii) the transferee must prior to or simultaneously with such transfer, enter into an Agreement with the remaining parties hereto substantially identical to this Agreement restricting further transfer of such shares. If no such sale is consummated with the applicable periods provided for above, the restrictions and options herein provided shall be restored and shall continue in full force and effect, and so long as these restrictions and opinion remain in effect, the offering Shareholder shall not thereafter sell or transfer any of the shares in the Corporation without first giving the Corporation and the other Shareholder(s) notice as herein provided and otherwise complying with the foregoing provisions.

         D. No Shareholder shall pledge, hypothecate and/or in any other way encumber all or any party of his shares of stock in the Corporation as collateral for loans or for any other purpose without the prior written consent of the Corporation and the other Shareholder(s).

         E. Any shares of the stock of the Corporation sold or transferred by one stockholder to any other stockholder(s) at any time shall be, become and remain subject to all the provisions of this Agreement in the same manner and to the same extent as though owned by such other stockholders at the date of the execution hereof.

         2.  Death of Shareholder.

         A. Upon the death of the Shareholder, all of the shares of stock in the Corporation owned by said Shareholder and to which he or his personal representatives shall be entitled shall be sold to and purchased by the Corporation from his personal representatives at the net book value and as hereinafter provided, or pursuant to the price set forth in Paragraph 5 of this Agreement.

         B. The closing of any purchase of the Corporation stock on the sale of the Shareholder shall take place at the office of the Corporation and on a date agreed to by the Corporation and the personal representatives of the deceased Shareholder but in no case more than one hundred eighty (180) days following the date of qualification of the personal representatives of the deceased Shareholder or of the Shareholder.

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         3. Termination of Employment. Upon the voluntary or involuntary termination of a Shareholder's employment with the Corporation, the Corporation shall purchase the shares of such Shareholder. The shares of the terminated employee/Shareholder shall not be purchased for a price greater than the price determined under the provisions of Paragraph 5 hereof.

         4. Disability of Shareholder. If a Shareholder shall become totally disabled, the Corporation or the remaining Shareholders shall have the option to purchase all, but not less than all of the disabled Shareholder's shares. The option to purchase shall be exercised within thirty (30) days from the commencement of the total disability. If neither the Shareholder nor the Corporation exercises the option within the first thirty (30) day period, the options shall be restored every ninety (90) days thereafter. Should the Shareholders exercise said option, they shall purchase the disabled Shareholder's shares in the percentage of their respective stock ownership in the Corporation to all the outstanding stock of the Corporation exclusive of the shares owned by the disable Shareholder.

         "Totally disabled" for the purpose of this Agreement shall mean that as a result of physical and/or mental illness, a Shareholder is unable to perform his duties for a period of six (6) consecutive months and his disability shall be deemed to have commenced at the end of said six (6) month period.

         5. Valuation.

         A. During the twelve (12) months from the execution date of this Agreement, the price for purposes of this contract for the sale of the shares of the Corporation shall be an amount as determined by the majority Shareholder. This value will not exceed the red book value of the shares.

         B. Every twelve (12) months thereafter, the majority shareholder and the Corporation shall stipulate the agreed value of the shares of stock to be effective during the next twelve (12) month period. This value will at no time exceed the net book value of the shares.

         6. Corporate Profits.

            If the Division the Shareholder is responsible for does not attain projected profits established by the Corporation, then the Corporation shall have the option upon ninety (90) days written notice, to repurchase the shares from the Shareholder. The price per share for the buyout will be established pursuant to the valuations set out in Paragraph 5 of this Agreement.

         7. Payment.

         A. Payment of the price for the shares of stock purchased by each and any of the parties hereunder shall be made as follows:

         (i) At the closing, any purchaser may pay in cash the total aggregate purchase price

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of all shares being purchased thereunder in exchange for the receipt of certificates for the shares of stock so purchased, duly endorsed to the purchaser of in blank, provided, however, if the selling Shareholder or personal representative of a deceased Shareholder is selling less than ten percent (10%) of the stock of the outstanding stock of the Corporation, the same must be paid for in cash; and

         (ii) At the closing, if the Purchaser does not elect to pay the purchase price in full in cash as hereinabove provided, he shall make an initial payment in cash of any amount not less than twenty-five percent (25%) of the total purchase price for the outstanding shares purchased by him or the available proceeds of all policies of insurance on the life of a deceased Shareholder, whichever amount is the greater. Such initial payment shall be paid by the purchaser to the selling Shareholder or his estate and the balance of the purchase price, if any, remaining after credit from any such initial payment shall be payable in not more than two (2) equal annual installments under the terms of a negotiable promissory note dated as of the closing, bearing interest at the rate of ten percent (10%) per annum on the unpaid balance. The terms of the installment promissory note as described hereinabove shall provide for acceleration, at the option of the holder thereof, of the entire amount of principal and interest upon a default for a period of thirty (30) days or more in the payment of any installment of principal or interest, and shall provide also for prepayment of any or all installments without penalty on interest after the date of such prepayment. The first

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payment under such note shall be made within thirty (30) days after the close of the first fiscal year subsequent to the initial payment.

         B. So long as any part of the purchase price of the shares of stock sold to the Corporation in accordance with this Agreement remains unpaid, the Corporation shall not without the prior consent of the holder of any such note being first obtained:

         (i) Declare or pay any dividends on its common stock in excess of the dividend paid on its common stock on a per share basis in the fiscal year preceding the year of the issuance of said installment promissory note.

         (ii) Reorganize its capital structure.

         (iii) Merge or consolidate with any other corporation, reorganize or otherwise sell any of its assets except in the regular course of business.

         (iv) Will not issue any new or additional shares of stock nor issue any authorized but unissued shares of stock.

         (v) So long as any or all of the purchase price of the shares of stock of the Corporation sold to the Corporation shall remain unpaid, the holder of such installment promissory note shall have the right to examine the bonds and records of the Corporation and from time to time and at reasonable times and places receive copies or reports and federal income tax returns prepared for or on behalf of the Corporation.

         8. Miscellaneous.

         A. The parties hereto agree that when any stock is purchased pursuant to this Agreement that the Corporation, the Shareholder and the personal representative of any deceased Shareholder shall do all things and execute and deliver all papers as may be necessary fully to consummate such purchase in accordance with the terms of this Agreement.

         B. Each stock certificate representing shares of stock of the Corporation now or hereafter held by the Shareholders during the term of this Agreement except as otherwise herein provided shall be stamped with a legend stating the following:
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         Transfers of shares of the Corporation shall be made on the share records of the Corporation only by the holder of record thereof, in person or by his duly authorized attorney, upon surrender for cancellation of the certificate or certificates representing such shares, with an assignment or power of transfer endorsed thereon or delivered therewith, duly executed, with such proof of the authenticity of the signature and of authority to transfer and of payment of transfer taxes as the Corporation or its agents may require.

         The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

         C. Any and all notices, designations, consents, offers, acceptances or other communications provided for herein shall be given in writing by Certified mail which shall be addressed in the case of the Corporation to its principal office and in the case of a Shareholder, to his or its address appearing on the stock records of the Corporation or such other address as may be designated by him or it.

         D. The invalidity or unenforceability of any particular provision or provisions of this Agreement shall not affect the other provisions hereof and the Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted. No change, modification or alteration of the terms of this Agreement shall be valid unless the same shall be in writing signed by all of the parties who are then bound by the terms hereof. This Agreement shall terminate upon the occurrence of any of the following events:

         (i) Cessation of the Corporation's business;

         (ii) Bankruptcy, receivership or dissolution of the Corporation;

         (iii) The voluntary agreement of the parties who are then bound by the terms hereof; and

         (iv) As otherwise provided herein.

         THIS AGREEMENT shall be binding upon the parties hereto, their heirs, personal representatives, successors and assigns.

         THIS AGREEMENT cancels, terminates and supersedes all prior agreements of the parties to any of them respecting any and all subject matter contained herein.

         THIS AGREEMENT shall be governed by the laws of the State of Ohio.

         IN WITNESS WHEREOF, the Shareholder have hereunto set his hand and the Corporation has caused the corporate name to be executed and signed by its duly authorized officers hereto the month, day and year first hereinabove written.

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WITNESSED BY:                            INTERNATIONAL TOTAL SERVICES, INC.


                                         BY:
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                                                     Robert A. Weitzel



                                        AND:
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                                                         Bob Swartz